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                                                                   Exhibit 10.21
                   MOHEGAN SUN EXECUTIVE EMPLOYMENT AGREEMENT

     This is an employment agreement which we will hereinafter refer to simply as the "Agreement," which I, Michael Bloom, of East Haddam, CT, voluntarily enter into on behalf of myself and my heirs, executors, administrators and assigns with my employer, MOHEGAN TRIBAL GAMING AUTHORITY, acting on behalf of its affiliates, successors, or assigns (the "MTGA") through its President/Chief Executive Officer ("President/CEO") on the 5th day of January 2001.

     WHEREAS, the MTGA is an instrumentality of the Mohegan Tribe of Indians of Connecticut, a federally recognized Indian tribe, doing business as Mohegan Sun, a Class III gaming casino located on the Mohegan Reservation and operated under the authority of the National Indian Gaming Commission and the Indian Gaming Regulatory Act and pursuant to a Compact with the State of Connecticut; and

     WHEREAS, as an instrumentality of the Mohegan Tribe of Indians of Connecticut, the MTGA is a sovereign Indian tribal entity that is immune from unconsented suit; and

     WHEREAS, the MTGA is willing to waive its sovereign immunity for the purposes and to the extent set forth herein, in consideration for my agreement to perform my obligations and duties as an employee of the MTGA as such obligations and duties may be established, modified, or assigned by the President/CEO of the MTGA (or his authorized designee); and

     WHEREAS, the MTGA acts with respect to its employees exclusively through its President/CEO, in whom is vested sole legal authority to make decisions with respect to my employment, the continuation and/or termination of my employment, and the terms and conditions of my employment;

     THE MTGA AND I THEREFORE, in consideration of my employment by the MTGA after the date of this Agreement and the additional consideration set forth in Paragraph 3 of the Agreement, which I acknowledge to be good and sufficient, set forth our agreement and understanding with respect to my obligations as an employee, as follows:

     1. DEFINITIONS. As used in this Agreement:

     (a) "MTGA" means the Mohegan Tribal Gaming Authority, its successors and assigns, and any organizations or businesses controlled by it.

     (b) "Conflicting Organization" means me individually and/or in affiliation with any person, group of persons, entity or organization which is engaged in or is about to become engaged in the design, development, administration, operation or marketing of a gaming casino in competition with the MTGA.

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     (c) "Executive Assignment" means any and all duties, assignments, titles, roles, or obligations that I am expected to perform consistent with and in furtherance of the MTGA's business objectives.

     (d) "Base Salary" means my regular salary as established by the President/CEO and paid in regular periodic installments, subject to any deductions required by applicable law, and does not include any bonuses or additional compensation of any kind.

     (e) "Non-Compete Area" means the States of Connecticut, Rhode Island, Massachusetts, and New York.

     2. MY COVENANTS

     (a) I will not, without express prior written permission of the President/CEO of the MTGA, during my employment by the MTGA and for a period of twelve (12) months following the termination of that employment:

         (i) directly or indirectly engage in the gaming industry within the Non-Compete Area;

         (ii) contact for the purpose of soliciting business any person or entity who was at any time a patron of or supplier or vendor to the MTGA;

         (iii) perform services of any kind for any person or entity that was at any time a patron of or vendor or supplier to the MTGA; or

         (iv) contact any other employee of the MTGA for the purpose of recruiting such other employee for employment, directly or indirectly, for another employer.

     (b) I also covenant and agree that in the event that I voluntarily terminate my employment by resignation, I shall deliver written notice of my intention to terminate my employment sixty (60) days in advance of my termination date to the President/CEO. I understand and acknowledge that if I exercise my right to terminate my employment, my covenants not to compete remain in full force and effect for the duration and within the Non-Compete Area as set forth herein.

     (c) I acknowledge that my skills are transferable or applicable to industries and entities which are not in competition with the MTGA and/or that I may engage in the gaming industry outside the Non-Compete area, so that my covenants against competition with the MTGA will not prevent me from providing for myself and my family. I understand that I may make written request to the President/CEO of the MTGA for a waiver of any of the provisions of this Paragraph, and that the decision of the President/CEO in response to any such request for waiver shall be final and shall not be subject to an appeal or review in any forum.

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     3. CONSIDERATION

     In consideration for my obligation and undertakings herein, expressly including my covenant not to compete with the MTGA:

     (a) The MTGA shall, upon the final execution of this Agreement by me and by the President/CEO, increase my Base Salary by 20.00 percent to $201,600.00;

     (b) I understand that if I voluntarily terminate my employment by resignation and give the written notice required by Paragraph 2(b), the MTGA shall continue to pay my Base Salary from the date of my notice of resignation through and including the sixtieth (60th) calendar day following my delivery of my resignation notice, so long as I remain fully in compliance with all of my other covenants under this Agreement.

     (c) If the MTGA exercises its right to terminate my employment at its discretion pursuant to Paragraph 4(a) and without "cause" as set forth in Paragraph 4(b), then the MTGA shall pay me:

         (i) my Base Salary in regular installments at the same Base Salary rate as was in effect at the date of my termination for a period of one calendar year from the date of my termination, and

         (ii) a lump sum in the amount of twenty five thousand dollars ($25,000.00) for relocation expenses subject to all deductions required by applicable law.

     I hereby acknowledge that the foregoing represents good and sufficient consideration to which I am not otherwise entitled so as to assure that this agreement may be enforced against me in the event of my breach.

     4. TERMINATION

     (a) Termination At Will

     I understand, acknowledge and agree that my employment is "at will," in that either I or the MTGA, independently, can terminate my employment for any reason or for no reason, at any time, with or without notice, subject only to the terms and limitations of this Agreement. If I terminate my employment by voluntary resignation and provide written notice pursuant to Paragraph 2(b), I may, unless I am otherwise disqualified by my breach of other terms of this Agreement, receive the benefits set forth in Paragraph 3(b). If the MTGA terminates my employment at its discretion and without "cause" as described more fully below, the MTGA shall pay me the benefits set forth in Paragraph 3(c).

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     (b) Termination for Cause

     I acknowledge and agree that the MTGA may terminate this Agreement for cause, and that in the event of a termination for cause, the MTGA shall have no obligation to pay me any of the benefits described in Paragraph 3(c) or any other benefit except that required by applicable law.

     I understand that cause for termination includes, but is not limited to:

     o   My conviction of a criminal offense;
     o My violation of Mohegan Sun policies, including, but not limited to, my violation of the standards for personal conduct set forth in Mohegan Sun Policy #27 (as amended);
     o My breach of my covenants under this Agreement, including my covenants not to compete;
     o My aiding, assisting, or abetting any other person to breach a covenant not to compete;
     o   Suspension or revocation of my gaming license;
     o   My engagement, directly or indirectly, in a conflict of interest;
     o   My failure or refusal to perform my Executive Assignment; or
     o   Other serious misconduct by me.

     I understand that the foregoing is illustrative of grounds for my termination for cause, and is not an exclusive or exhaustive list.

     I understand that I have a right to rudimentary hearing prior to the termination of my employment for cause, at which hearing I shall be afforded an opportunity to present reasons to the President/CEO or his designee why the termination should not be imposed. However, I understand that any such hearing shall be subject to such limitations in time and scope that the MTGA may impose, and that I may obtain a review of the termination decision pursuant to the "Remedies" set forth in this Agreement.

     (c) Confidentiality of MTGA Records

     I agree that all records, material and information obtained by me in the course of my employment with the MTGA shall at all times be treated and maintained in confidence and shall remain the exclusive property of the MTGA during and following my employment with the MTGA. I agree that I shall at all times adhere to all policies, standards and procedures as established by the MTGA for protecting the confidentiality of information and records, including but not limited to trade secrets.

     (d) Return of MTGA Documents Upon Termination

     Upon termination of my employment with the MTGA, I will return to and leave with the MTGA all documents, records and notebooks concerning the business of the MTGA, including copies thereof, then in my actual or constructive

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possession, whether prepared by me or by others, and I will not duplicate such materials for my own use or the use of another person, corporation or entity at any time, either during or following my employment.

     5. REMEDIES.

     (a) I recognize that if I violate the covenants and undertakings of this Agreement I may cause the MTGA irreparable injury and damage. Therefore, the MTGA and I agree that, if I violate this Agreement, the MTGA may seek to enjoin my actions which are in breach of this Agreement and that the MTGA is entitled to recover from me all of its reasonable costs and expenses, including reasonable attorney's fees, incurred by or on behalf of the MTGA in the enforcement of this Agreement or any part thereof and in its investigation of my violation of this Agreement, as well as any damages that may be proven to the satisfaction of a court of competent jurisdiction.

     (b) I understand that the MTGA may disclose this Agreement to any entity with whom I may become affiliated or employed following the termination of my employment with and by the MTGA.

     (c) I understand that the Mohegan Tribe of Indians of Connecticut and the MTGA have established the Mohegan Gaming Disputes Court on the Mohegan Reservation. I consent to the exercise of personal jurisdiction over me by the Mohegan Gaming Disputes Court.

     (d) I understand and agree that, since I am not restricted from travelling and relocating, the MTGA may at its discretion bring an action to enforce this Agreement against me in any court that can assert personal jurisdiction over me, including but not limited to the Gaming Disputes Court.

     (e) I understand and agree that any claim by me that the MTGA has breached its obligations to me under this Agreement may be asserted solely and exclusively in the Gaming Disputes Court. In order to permit the Gaming Disputes Court to assert subject matter jurisdiction over such a claim, the MTGA hereby grants a limited waiver of its sovereign immunity and consents to suit by me for enforcement of the MTGA's obligations under this Agreement but limits said waiver so that the maximum amount I may recover is the amount authorized to be paid to me by Paragraph 3(c), and the MTGA shall not be liable to me for any additional or consequential damages.


     6. EFFECT OF WAIVERS.

     The failure of the MTGA to insist upon strict adherence to one or more or all of the covenants and restrictions set forth above, on one or more occasions, or the failure to insist upon strict adherence by another MTGA employee who is a party to an agreement similar to this Agreement, shall not be construed as a waiver of the MTGA's right thereafter to require strict compliance with any or all of such covenants or restrictions.

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     7. PARTIAL INVALIDITY.

     I agree that, if any part of this Agreement is held to be invalid or unenforceable for any reason, the remaining covenants and restrictions shall remain in full force and effect; and if invalidity or unenforceability is due to the unreasonableness of the time or geographical areas covered by Paragraph 2, such provisions shall be effective for whatever length of time and within such area as a court of competent jurisdiction deems appropriate.

     8. APPLICABLE LAW.

     This Agreement shall be governed for all purposes by the Constitution and laws of the Mohegan Tribe of Indians of Connecticut.

     9. ACKNOWLEDGEMENT.

     (a) I have had an opportunity to review fully a copy of this Agreement prior to signing it and I have carefully read and I understand all of the terms stated in this Agreement.

     (b) I understand that I must sign and abide by this Agreement in order to be eligible to receive the consideration described in Paragraph 3 of this Agreement.

     10. AMENDMENTS

     This Agreement may be amended. However, to become binding on the MTGA, any amendment or modification must be set forth in a written document signed by the President/CEO. In the event that I request a substantial modification of my work assignment, working hours, title, or other material change in the terms and conditions of my employment, such request shall be directed to the President/CEO, who shall decide whether to grant or deny the request in whole or in part and whether to modify this Agreement or the terms and conditions of my employment. The decision of the President/CEO shall be final. My covenants not to compete will remain in full force and effect regardless of any modification of the terms and conditions of this Agreement.

     11. SUPERSEDENCE

     This Agreement supersedes any and all prior agreements between me and the MTGA concerning or relating to my employment. This Agreement shall be construed in harmony with all employment-related policies, standards, and procedures adopted by the MTGA and/or the President/CEO, but in the event of any conflict between the terms of this Agreement and any policy, standard or procedure adopted by the MTGA for general application to MTGA employees, the terms of this Agreement shall be given controlling effect. By way of example, but without limitation, the remedies set forth in Paragraph 5 herein shall supersede

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the procedures set forth in Mohegan Sun Policy #27 to the extent that said
Policy #27 conflicts with this Agreement.


By:   /s/ William Velardo                 1/5/01
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   William Velardo, President/CEO        Date

     /s/ Michael W. Bloom                 1/5/01
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          Employee                       Date

Michael W. Bloom
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(Printed Name)